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                                                                    EXHIBIT 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

     We hereby consent to the incorporation by reference in the Registration Statement on Amendment No. 6 to Form S-3 of our report dated November 14, 1997, except for Note 9 as to which the date is December 29, 1997, relating to the financial statements which appears in the Harvard Industries, Inc. Annual Report on Form 10-K for the year ended September 30, 1999. We also consent to the reference to us under the heading "Experts" in such Registration Statement.


                                            /s/ PRICEWATERHOUSECOOPERS LLP
                                            -----------------------------------
                                                PricewaterhouseCoopers LLP


400 NOrth Ashley Street
Tampa, FL
March 28, 2000